Exhibit 4.24

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH
NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER
IDENTIFIED BY THE MARK “[***]”.

Product Agreement for Nefecon 4mg

This Product Agreement (this “Product Agreement”) is issued under the Master Manufacturing Services Agreement dated December 30, 2020 between Patheon Pharmaceuticals Inc. and Calliditas Therapeutics AB (the “Master Agreement”), and is entered into on December 30, 2020 (the “Effective Date”) between Patheon Pharmaceuticals Inc., a corporation existing under the laws of the State of Delaware, with its principal place of business at 2110 East Galbraith Road, Cincinnati, OH 45237 (“Patheon”) and Calliditas Therapeutics AB, a company existing under the laws of Sweden, with its principal place of business at Kungsbron 1, C8, SE-111 22 Stockholm (“Client”). For the purpose of this Product Agreement, references in the Master Agreement to “Patheon” and “Client” mean the entities defined respectively as Patheon and Client in this Product Agreement.

The terms and conditions of the Master Agreement are incorporated into this Product Agreement except to the extent this Product Agreement expressly modifies specific provisions in the Master Agreement. All capitalized terms that are used but not defined in this Product Agreement will have the respective meanings given to them in the Master Agreement.

Patheon has provided certain development services to Client during the development of the Product, including but not limited to (i) qualification of the manufacturing and packaging process; (ii) documentation of the manufacturing and packaging process; (iii) development and verification of analytical methods for API, Components and Products; and (iv) writing, reviewing and preparing the Regulatory documents under the Master Agreement for Pharmaceutical Development Services dated July 4, 2011 between Patheon and Pharmalink AB (the “Master PDS Agreement”). Client is the successor to Pharmalink AB under the Master PDS Agreement. Nothing in this Product Agreement or the MSA intends to limit Patheon’s or Client’s responsibilities that are covered under previous agreements entered into between the parties including the Master PDS Agreement and Validation Services Agreement C-CRC-242943-R2 (or latest revision) and Technology Transfer and Scale-up Agreement C-CRC-231449-R2 (or latest revision) that were issued under the Master PDS Agreement.

1.	Initial Product Term: From the Effective Date until December 31, 2026
2.	Manufacturing Site: The Manufacturing Services will be performed at the following Manufacturing Site: Patheon Pharmaceuticals Inc., 2110 East Galbraith Road, Cincinnati, OH 45237
3.	Minimum Market Requirement: Patheon will manufacture a minimum of [***]% of Client’s annual requirements for Product in a Year in [***].
4.	Annual Volume, Minimum Order Quantity and Price: (See Schedule A)
5.	Processing Instructions: (See attached Exhibit 1)
6.	Client-Supplied Components and Client-Designated Suppliers: (See attached Exhibit 2)
7.	Components Supplied by Patheon that are unique to Nefecon 4 mg and/or have order lead times greater than 90 days: (See attached Exhibit 3).
8.	Notices: Per Section of the Master Agreement.
9.	API Name: Budesonide micronized
10.	API Credit Value: Client’s actual cost for API not to exceed USD $[***] per kilogram. API value to be provided by Client and supported by such reasonable evidence as Patheon requests.
11.	Local Currency: USD

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH
NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER
IDENTIFIED BY THE MARK “[***]”.

12.	Billing Currency: USD
13.	Initial Exchange Rate: Not applicable
14.	Inflation Index: [***]
15.	Governing Law: The laws of England and Wales
16.	Other Modifications to the Master Agreement (if any):

a)Stock of API

Patheon will hold stock of API as follows:

Maximum Volume equivalent to [***] forecasted demand (according to the latest

Rolling Forecast) or maximum [***] of API whichever is lowest (“Max Volume”).

Stock of API held at or below Max Volume will be [***]. Volume of API held above Max Volume may be charge at [***] (provided that an additional pallet is required for the additional volume above Max Volume).

All API and Product will be stored under the storage conditions set out in the Processing Instructions in a dedicated area. Patheon will mark this property as the property of Client and take all other measures necessary under local law to guarantee that Client may pick up its property in case of Patheon’s insolvency or for any other reason.

b)Price for Capacity Reservation

Notwithstanding what is set out in Section 5.1(f) of the Master Agreement, the Price for any capacity reservation for the Product will be based on the [***] pricing or Conversion Fee set out in Schedule A based on the Forecasted Annual Volume.

c)Modification to Section 5.1(d) of the Master Agreement

If [***] is required, the Parties will negotiate and agree upon a revised PO due date, at least [***] after the originally agreed upon due date.

d)Modification to Section 8.3(d) of the Master Agreement

Section 8.3(d) of the Master Agreement is deleted in its entirety and is replaced with the following:

If Patheon gives Client notice of non-renewal under Section 8.1, Patheon will continue to perform the Manufacturing Services in order to provide Client with an additional [***] supply of Product on the same terms and conditions as applied immediately before the Product Agreement is completed, expires or terminates;

17.	Schedule A – Commercial Supply Pricing: Description of the Manufacturing Services and related terms of this Product Agreement, which includes: Product

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH
NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER
IDENTIFIED BY THE MARK “[***]”.

Features and Assumptions, Key Assumptions to be Finalized, Annual Volume Forecasts, Pricing Tables, Costs Included in Price, Costs Not Included in Price, Equipment Requirements (if applicable), Manufacturing Parameters, Packaging Parameters, Testing Conditions are included in Schedule A attached to this Product Agreement.

In case of conflict between Schedule A and this Product Agreement, this Product Agreement will prevail.

This Product Agreement is signed by the authorized representatives of the parties on the dates shown below and will take effect from the Effective Date.

PATHEON PHARMACEUTICALS INC.		CALLIDITAS THERAPEUTICS AB

By:	/s/ Amanda Bosse	By:	/s/ Renee Aguiar-Lucander
Name:	Amanda Bosse	Name:	Renee Aguiar-Lucander
Title:	President, DPD NA	Title:	CEO
Date:	14 January 2021	Date:	30 December 2020

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH
NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER
IDENTIFIED BY THE MARK “[***]”.

Schedule A – Commercial Supply Pricing

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH
NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER
IDENTIFIED BY THE MARK “[***]”.

Exhibit 1

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH
NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER
IDENTIFIED BY THE MARK “[***]”.

Exhibit 2

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH
NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER
IDENTIFIED BY THE MARK “[***]”.

Exhibit 3

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